Filed Pursuant to Rule 424(b)(4)
Registration No. 333-267171
PROSPECTUS

11,597,947 Shares of Common Stock

This prospectus relates to the resale of up to 11,597,947 shares of Sonnet BioTherapeutics Holdings, Inc. (the “Company,” “we,” “our” or “us”) common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus include:

●	7,654,642 shares of Common Stock issuable upon conversion of Series 3 Convertible Preferred Stock (the “Series 3 Preferred Stock”) issued to the Selling Stockholders in a private placement offering (the “Private Placement”) which closed on August 15, 2022;

●	77,323 shares of Common Stock issuable upon conversion of Series 4 Convertible Preferred Stock (the “Series 4 Preferred Stock” and together with the Series 3 Preferred Stock, the “Preferred Stock”) issued to the Selling Stockholders in the Private Placement; and

●	3,865,982 shares of Common Stock issuable upon exercise of Series 3 Warrants (the “Warrants”) issued to the Selling Stockholders in the Private Placement.

For additional information about the Private Placement, see “Private Placement.”

The share and per share information in this prospectus has not been adjusted for the one-for-fourteen reverse stock split of the Common Stock that took place on September 16, 2022 after the effective time of the registration statement of which this prospectus forms a part.

The Preferred Stock is only convertible into shares of our Common Stock and the Warrants are only exercisable for shares of our Common Stock if we complete a reverse stock split of our Common Stock in a ratio, as determined by the board of directors of the Company (the “Board”) in their sole discretion, of between one-for two and at least one-for forty. The shares of Common Stock covered by the registration statement of which this prospectus forms a part are only issuable from and after the date, if any, on which the reverse stock split becomes effective. Separately, the Warrants are only exercisable six months after their issuance.

We are registering the shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

The Selling Stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See Plan of Distribution on page 9 of this prospectus for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this prospectus. The Selling Stockholders may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See Plan of Distribution on page 9 of this prospectus.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “SONN”. On August 29, 2022, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.2256.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2022.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Sonnet”, “Company”, “we”, “us”, “our” or similar references mean Sonnet BioTherapeutics Holdings, Inc. and its wholly-owned subsidiaries.

Overview

We are a clinical stage, oncology-focused biotechnology company with a proprietary platform for innovating biologic medicines of single- or bi-specific action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment that binds to and “hitch-hikes” on human serum albumin for transport to target tissues. We designed the construct to improve drug accumulation in specific tissues, as well as to extend the duration of activity in the body. FHAB development candidates are produced in a mammalian cell culture, which enables glycosylation, thereby reducing the risk of immunogenicity. We believe our FHAB technology, for which we received a U.S. patent in June 2021, is a distinguishing feature of our biopharmaceutical platform that is well suited for future drug development across a range of human disease areas, including in oncology, autoimmune, pathogenic, inflammatory, and hematological conditions.

Our current internal pipeline development activities are focused on cytokines, a class of cell signaling peptides that, among other important functions, serve as potent immunomodulatory agents. Working both independently and synergistically, specific cytokines have shown the ability to modulate the activation and maturation of immune cells that fight cancer and pathogens. However, because they do not preferentially accumulate in specific tissues and are quickly eliminated from the body, the conventional approach to achieving a treatment effect with cytokine therapy typically requires the administration of high and frequent doses. This can result in a reduced treatment effect accompanied by the potential for systemic toxicity, which poses challenges to the therapeutic application of this class of drugs.

Corporate Information

We were organized on October 21, 1999, under the name Tulvine Systems, Inc., under the laws of the State of Delaware. On April 25, 2005, Tulvine Systems, Inc. formed a wholly owned subsidiary, Chanticleer Holdings, Inc., and on May 2, 2005, Tulvine Systems, Inc. merged with, and changed its name to, Chanticleer Holdings, Inc. On April 1, 2020, we completed our business combination with Sonnet BioTherapeutics, Inc. (“Sonnet”), in accordance with the terms of the Agreement and Plan of Merger, dated as of October 10, 2019, as amended, by and among us, Sonnet and Biosub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Sonnet, with Sonnet surviving as a wholly owned subsidiary of us (the “Merger”). Under the terms of the Merger Agreement, we issued shares of common stock to Sonnet’s stockholders at an exchange rate of 0.106572 shares for each share of Sonnet common stock outstanding immediately prior to the Merger. In connection with the Merger, we changed our name from “Chanticleer Holdings, Inc.” to “Sonnet BioTherapeutics Holdings, Inc.” and the business conducted by us became the business conducted by Sonnet.

Our principal executive offices are located at 100 Overlook Center, Suite 102, Princeton, New Jersey 08540, and our telephone number is (609) 375-2227. Our website is www.sonnetbio.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

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The Offering

Shares of common stock offered by the Selling Stockholders	11,597,947 shares of Common Stock consisting of:

	●	7,654,642 shares of Common Stock issuable upon conversion of Series 3 Preferred Stock issued to the Selling Stockholders;
	●	77,323 shares of Common Stock issuable upon conversion of Series 4 Preferred Stock issued to the Selling Stockholders; and
	●	3,865,982 shares of Common Stock issuable upon conversion of the Warrants issued to the Selling Stockholders.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

Terms of this offering	The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “SONN.”

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to This Offering

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Following this offering, a large number of shares of Common Stock issuable upon the conversion or exercise, as applicable, of the Preferred Stock and Warrants sold in this offering may be sold in the market, which may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon conversion of the Preferred Stock and Warrants will be, freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

We are not currently in compliance with the continued listing requirements for the Nasdaq Capital Market. If we do not regain compliance and continue to meet the continued listing requirements, our common stock may be delisted from the Nasdaq Capital Market, which could affect the market price and liquidity for our common stock and reduce our ability to raise additional capital.

Our common stock is listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other requirements. On October 4, 2021, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a grace period of 180 days, or until April 4, 2022 to regain compliance with the Minimum Bid Price Requirement. On March 21, 2022, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement. On April 6, 2022, we received a letter from Nasdaq advising that we had been granted a 180-day extension to October 3, 2022 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

The Minimum Bid Price Notice had no immediate effect on the continued listing status of the common stock on the Nasdaq Capital Market, and, therefore, our listing remains fully effective.

We intend to monitor the closing bid price of our common stock, and, as previously announced, we intend to hold a special meeting of stockholders in order to submit to our stockholders a proposal to approve an amendment to our certificate of incorporation to effect a reverse stock split of the outstanding common stock (but not the authorized common stock) within a range of 1-for-2 to 1-for-40. There can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement, or maintain compliance with the Minimum Bid Price Requirement, even if we implement the reverse stock split.

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On August 22, 2022, we received notice (the “Notice”) from Nasdaq advising us that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, we reported stockholders’ equity of $764,205, which is below the Stockholders’ Equity Requirement for continued listing. Additionally, as of the date of this report, we did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The Notice had no immediate effect on the listing of our common stock and our common stock continues to trade on The Nasdaq Capital Market under the symbol “SONN,” subject to our compliance with the other continued listing requirements.

Pursuant to the Notice, Nasdaq has given us 45 calendar days, or until October 6, 2022, to submit to Nasdaq a plan to regain compliance. If our plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance.

We are currently evaluating various courses of action to regain compliance and plan to timely submit our plan to Nasdaq to regain compliance with the Stockholders’ Equity Requirement. There can be no assurance that our plan will be accepted or that if it is, we will be able to regain compliance. If our plan to regain compliance is not accepted, or if it is and we do not regain compliance within 180 days from the date of Nasdaq’s letter, or if we fail to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that our common stock will become subject to delisting. In such event, Nasdaq rules would permit us to appeal the decision to reject our proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

If we fail to regain compliance with the Minimum Bid Price Requirement or the Stockholders’ Equity Requirement or to meet the other applicable continued listing requirements for the Nasdaq Capital Market in the future and Nasdaq determines to delist our common stock, the delisting could adversely affect the market price and liquidity of our common stock and reduce our ability to raise additional capital. In addition, if our common stock is delisted from Nasdaq and the trading price remains below $5.00 per share, trading in our common stock might also become subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trade involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our lack of operating history and history of operating losses;

●	our need for significant additional capital and our ability to satisfy our capital needs;

●	our ability to complete required clinical trials of our products and obtain approval from the U.S. Food and Drug Administration (the “FDA”) or other regulatory agents in different jurisdictions;

●	the potential impact of the COVID-19 pandemic on our operations, including on our clinical development plans and timelines;

●	our ability to maintain or protect the validity of our patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support growth.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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PRIVATE PLACEMENT

On August 15, 2022, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Purchasers”), we closed the Private Placement in which we issued an aggregate of (i) 22,275 shares (the “Series 3 Preferred Shares”) of our Series 3 Convertible Preferred Stock, stated value $100 per share (“Series 3 Preferred Stock”), convertible into an aggregate of 7,654,642 shares of Common Stock, (ii) 225 shares (the “Series 4 Preferred Shares” and, collectively with the Series 3 Preferred Shares, the “Preferred Shares”) of our Series 4 Convertible Preferred Stock, stated value $100 per share, convertible into an aggregate of 77,323 shares of Common Stock (the shares of Common Stock issuable upon conversion of the Preferred Shares, collectively, the “Conversion Shares”), and (iii) Series 3 Warrants (the “Warrants”), to purchase up to an aggregate of 3,865,982 shares of Common Stock (the “Warrant Shares”). The Series 3 Preferred Shares are convertible, following the effectiveness of the Reverse Split Amendment, into an aggregate of 7,654,642 shares of Common Stock at a conversion price of $0.291 per share and the Series 4 Preferred Shares are convertible, following the effectiveness of the Reverse Split Amendment, into an aggregate of 77,323 shares of Common Stock at a conversion price of $0.291 per share. The Warrants have an exercise price of $0.291 per share, are exercisable following the effectiveness of the Reverse Split Amendment, and in any case not prior to six months after issuance, and will expire five years after issuance. We received gross proceeds of $2,250,000 from the Offering, before deducting the offering expenses payable by us.

In connection with the Private Placement, on August 15, 2022, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which we are required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares that are issuable upon conversion of the Preferred Shares, and the shares issuable upon exercise of the Warrants. Under the terms of the Registration Rights Agreement, we are obligated to file a registration statement covering these shares with the SEC on or before August 30, 2022 and to use our commercially reasonable efforts to cause the registration statement declared effective by the SEC within five days after the Reverse Stock Split Amendment is effective.

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SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time by the Selling Stockholders of up to 11,597,947 shares of our Common Stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in shares of our common stock other than through a public sale.

The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholders and the shares that they may offer and sell from time to time under this prospectus. The number of shares common stock beneficially owned by the Selling Stockholders is determined under rules promulgated by the SEC. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

	Shares Beneficially Owned Prior to	Maximum Number of Shares Being Offered Pursuant to this	Shares Beneficially Owned After this Offering(3)
Name of Selling Stockholder	Offering (1)(2)(3)	Prospectus(5)	Number(3)	Percent(4)
The 1993 Shukla Family Trust	5,154,640	7,731,960	-	*
New Horizon Ventures Group Limited	1,103,056	1,546,393	72,127	*
Ananda OM LLC	859,108	1,288,662	-	*
Quartz Ventures LLC	348,972	515,466	5,328	*
Rajiv Akhaury	426,644	515,466	83,000	*

*	Less than 1%

(1)	Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options or other derivative securities that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of August 29, 2022. For purposes of preparing this table, we have assumed that the Reverse Split Amendment becomes effective on September 15, 2022.

(2)	Based upon the internal books and records of the Company.

(3)	Includes shares of Common Stock which are not being offered pursuant to this prospectus.

(4)	All percentage calculations are based on 60,587,905 shares of Common Stock outstanding as of August 29, 2022 and are rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(5)	Includes the Warrant Shares, although the Warrants are not exercisable prior to six months after their issuance, and are subject to 4.99% or 9.99% beneficial ownership limitations, as applicable.

Issuances of our Common Stock to the Selling Stockholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholders identified herein.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “SONN.”

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the Registration Statement of which this prospectus forms a part, which are incorporated by reference herein.

Our authorized capital stock consists of:

●	125,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and

●	5,000,000 shares of preferred stock, par value $0.0001 per share.

As of August 29, 2022, there were 125,000,000 shares of Common Stock authorized, and 5,000,000 shares of preferred stock authorized, of which a series of 22,275 shares of Series 3 Convertible Preferred Stock (the “Series 3 Preferred Stock”) and a series of 225 shares of Series 4 Convertible Preferred Stock (the “Series 4 Preferred Stock”) have been designated.

As of August 29, 2022, there were 60,587,905 shares of Common Stock issued and outstanding, 22,275 shares of Series 3 Preferred Stock issued and outstanding and 225 shares of Series 4 Preferred Stock issued and outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of the Board to issue additional shares of stock could enhance the Board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the Board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our Common Stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of Common Stock may elect all directors. Holders of our Common Stock are entitled to receive such dividends as may be declared by the Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that we will pay dividends in the foreseeable future. Holders of our Common Stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. The Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. The preferred stock may provide for an adjustment of the conversion price in the event of an issuance or deemed issuance at a price less than the applicable conversion price, subject to certain exceptions. As of August 29, 2022, approximately 22,275 shares were designated as Series 3 Preferred Stock, of which 22,275 shares were issued and outstanding and 225 shares were designated as Series 4 Preferred Stock, of which there were 225 issued and outstanding.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

● the title and stated value;

● the number of shares offered, the liquidation preference per share and the purchase price;

● the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

● whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

● the procedures for any auction and remarketing, if any;

● the provisions for a sinking fund, if any;

● the provisions for redemption, if applicable;

● any listing of the preferred stock on any securities exchange or market;

● whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

● whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

● voting rights, if any, of the preferred stock;

● a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

● the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

● any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Anti-takeover Effects of Delaware Law and our Charter and Bylaws

Our Charter and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:

● they provide that special meetings of stockholders may be called by the President or the Board and shall be called by the President or the Secretary upon the written request by stockholders of record owning at least thirty-three and one-third (33 1/3%) percent of the issued and outstanding voting shares of our common stock;

● they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board; and

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● they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

● prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

● upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation. The transfer agent’s address is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, TX 75093, (469) 633-0101.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc. as of September 30, 2021 and 2020 and for the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2021 consolidated financial statements contains an explanatory paragraph that states that Sonnet BioTherapeutics Holdings, Inc. has incurred recurring losses and negative cash flows from operations since inception and will require substantial additional financing to continue to fund its research and development activities that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.sonnetbio.com/investors/sec-filings.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended September 30, 2021, filed on December 17, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2021, March 31, 2022 and June 30, 2022, filed on February 8, 2022, May 10, 2022 and August 15, 2022, respectively;

●	our Current Reports on Form 8-K, filed on October 7, 2021, March 16, 2022, April 8, 2022, April 11, 2022, June 3, 2022, June 23, 2022, August 15, 2022, August 25, 2022 and September 16, 2022 (other than any portions thereof deemed furnished and not filed);

●	our definitive proxy statement on Schedule 14A, filed on April 12, 2022; and

●	the description of our Common Stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-230857) filed on April 15, 2019, and subsequently amended on May 28, 2019 and June 7, 2019.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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11,597,947 Shares

Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.